UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2014

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 21, 2014, Insignia Systems, Inc. (“the Company”) entered into a Retail Access and Distribution Agreement (the “Agreement”) with Valassis In-Store Solutions (“Valassis”). The Agreement supersedes all prior agreements between the Company and Valassis. In consideration for the termination of the exclusive right Valassis had under the prior agreements to sell in-store advertising signs produced by the Company that state a price for the product(s) advertised thereon (“Signs with Price”) to certain manufacturers of consumer packaged goods, the Agreement provides that the Company will pay Valassis $500,000, which is payable at various times in 2014.

Under the Agreement, the Company grants Valassis the exclusive right to market and sell in-store advertising signs produced by the Company that do not state a price to any manufacturer of consumer packaged goods for installation within the Company’s existing retail network. Under the Agreement, Valassis also grants the Company the exclusive right to market and sell Signs with Price to any manufacturer of consumer packaged goods for installation within Valassis’s existing retail network in the United States. The Agreement will expire on December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: February 26, 2014	By	/s/ John C. Gonsior
John C. Gonsior
Vice President, Finance and CFO